Exhibit 99.1

Nutanix Reports Second Quarter Fiscal 2020 Financial Results

-- Delivers Record TCV Billings and Revenue as Company Continues Growth Amidst Faster Than Expected Subscription Transition

-- Grows New Product Attach Rate to 31%, Up from 21% as of Q2 FY’19; Increases TCV Billings from New Products by 99% YoY

SAN JOSE, Calif.--(BUSINESS WIRE)--February 26, 2020--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for the second quarter of fiscal 2020 ended January 31, 2020.

Q2 Fiscal 2020 Financial Highlights

  Revenue: $346.8 million, up from $335.4 million in the second quarter of fiscal 20191
  Billings: $428.1 million, up from $413.4 million in the second quarter of fiscal 20191
  Software and Support (TCV)2 Revenue: $338.2 million, up 14% year-over-year from $297.4 million in the second quarter of fiscal 20191
  Software and Support (TCV)2 Billings: $419.5 million, up 12% year-over-year from $375.5 million in the second quarter of fiscal 20191
  Gross Margin: GAAP gross margin of 78.3%, up from 74.4% in the second quarter of fiscal 2019; Non-GAAP gross margin of 81.4%, up from 76.8% in the second quarter of fiscal 2019
  Net Loss: GAAP net loss of $217.6 million, compared to a GAAP net loss of $122.8 million in the second quarter of fiscal 2019; Non-GAAP net loss of $116.3 million, compared to a non-GAAP net loss of $40.4 million in the second quarter of fiscal 2019
  Net Loss Per Share: GAAP net loss per share of $1.13, compared to a GAAP net loss per share of $0.68 in the second quarter of fiscal 2019; Non-GAAP net loss per share of $0.60, compared to a non-GAAP net loss per share of $0.23 in the second quarter of fiscal 2019
  Cash and Short-term Investments: $819.0 million, compared to $965.9 million in the second quarter of fiscal 2019
  Deferred Revenue: $1.06 billion, up 35% from the second quarter of fiscal 2019
  Operating Cash Flow: Use of $52.5 million, compared to generation of $38.5 million in the second quarter of fiscal 2019
  Free Cash Flow: Use of $73.7 million, compared to use of $4.1 million in the second quarter of fiscal 2019

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“Our solutions-based approach to our go-to-market strategy is helping customers realize the benefits and power of our new products in conjunction with our core software. As a result, we increased the attach rate of our new products to 31%, up from 21% as of Q2 fiscal 2019,” said Dheeraj Pandey, Chairman, Co-founder and CEO of Nutanix. “We were also pleased with several other key drivers of growth for our business in the quarter, including our partnership with HPE and traction in the U.S. commercial segment.”

“We saw strong momentum in the shift of our business towards subscription. In the second quarter, 79% of billings came from subscription, surpassing our stated goal of 75% by the end of the fiscal year and well ahead of our internal plan, while still delivering on our guidance for top line growth,” said Duston Williams, CFO of Nutanix. “Looking forward, the change in our fiscal 2020 TCV guidance is driven by two factors – first, a much faster than expected shift to subscription, coupled with a more cautious view on business activities in the greater APJ region due to the anticipated impact of the coronavirus.”

Recent Company Highlights

  Reached 79 Percent of Billings From Subscription, Well Ahead of Plan: Nutanix continued its transition to a subscription-based revenue model, outperforming its internal expectations, with subscription billings up 45% year-over-year to $339 million, representing 79% of total billings, and subscription revenue up 69% year-over-year to $267 million, representing 77% of total revenue.
  Expanded Customer Base: Nutanix added 920 new customers in the quarter, bringing total customers to 15,880. Second quarter customer wins included Banco Azteca, Caesars Entertainment, Dole Philippines, Inc., Dunn-Edwards Corporation, HARDIS GROUP and Purdue University.
  Refined Solution-Selling Drove New Product Adoption: 31%3 of deals included at least one product outside of the company’s core HCI offering, up from 21%3 in the second quarter of fiscal 2019. Notably, TCV billings from new products reached a record high, growing 99% year-over-year.
  Introduced Karbon 2.0: Nutanix announced the general availability of Karbon 2.0, which dramatically simplifies the configuration, deployment and lifecycle management of Kubernetes clusters, bringing the simplicity of Kubernetes in the public cloud to the on-prem environment. Built on top of Nutanix core software, Karbon delivers a full cloud native environment to the datacenter.
  Launched General Availability of Nutanix Mine: During the quarter the company announced the GA of Nutanix Mine, an integrated data protection solution, allowing customers to experience the advanced data management of Nutanix HCI software along with the leading backup and replication solutions from Veeam and HYCU.
  Appointed New Worldwide Sales Leader: Nutanix recently announced the promotion of Chris Kaddaras to Executive Vice President of Worldwide Sales. Kaddaras brings his proven track record of leading sales for Nutanix in the Americas and international markets to his new worldwide role.
  Named a Leader in Gartner Magic Quadrant for Hyper Converged Infrastructure4: Gartner named Nutanix as a leader in its November 2019 Magic Quadrant for HCI for the third time in a row, with Nutanix positioned highest for ability to execute, even during a significant business model change.
  Attained Champion Status in Canalys EMEA Channel Leadership Matrix: Nutanix achieved Champion status in calendar 2019 from Canalys EMEA, and was the highest-ranked hyperconverged infrastructure company in channel management throughout EMEA in their published report.
  Announced Nutanix Software is Now Optimized to Run on Epic: Nutanix HCI software is able to host all Epic infrastructure components, including production databases. Epic Systems is one of the largest providers of health information technology in the U.S and Nutanix is currently the number one deployed HCI solution within the Epic community.
  Named One of the Fortune 100 Best Companies to Work For® by Great Place to Work® and Fortune: In mid-February the company announced its inclusion in the coveted 2020 Fortune 100 Best Companies to Work list, taking the 84th spot. Predominantly based on employee feedback, the list evaluates over 60 different elements of employee work experiences.

Q3 and Fiscal 2020 Financial Outlook

Nutanix’s TCV guidance for both the third quarter of fiscal 2020 and the full year of fiscal 2020 is impacted by the much faster than expected transition to subscription coupled with a more cautious view on business activities in the greater APJ region due to the anticipated impact of the coronavirus.

For the third quarter of fiscal 2020, Nutanix expects:

  Software and support (TCV) billings between $365 million and $385 million;
  Software and support (TCV) revenue between $300 million and $320 million;
  Non-GAAP gross margin of approximately 80%;
  Non-GAAP operating expenses between $420 million and $430 million; and
  Non-GAAP net loss per share of approximately $0.89, using approximately 196 million weighted shares outstanding.

For the full year of fiscal 2020, Nutanix updates its guidance as follows:

  Software and support (TCV) billings between $1.60 billion and $1.67 billion;
  Software and support (TCV) revenue between $1.29 billion and $1.36 billion;
  Non-GAAP gross margin of approximately 80.5%; and
  Non-GAAP operating expenses between $1.63 billion and $1.65 billion.

Supplementary materials to this earnings release, including the company’s second quarter fiscal 2020 investor presentation, can be found at https://ir.nutanix.com/company/financial.

All forward-looking non-GAAP financial measures contained in the section titled "Q3 and Fiscal 2020 Financial Outlook" exclude stock-based compensation expense and amortization of intangible assets and may also exclude, as applicable, other special items. The company has not reconciled guidance for software and support (TCV) billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s software and support (TCV) billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

1Reflects total billings/revenue compression from the company’s ongoing transition to subscription and the significant reduction of hardware billings/revenue.

2TCV, or Total Contract Value, for any given period is defined as the total software and support revenue or total software and support billings, as applicable, during such period, which excludes revenue and billings associated with pass-through hardware sales during the period.

3Based on a rolling four-quarter average.

4Gartner, Inc, Magic Quadrant for Hyperconverged Infrastructure, Jeffrey Hewitt, Philip Dawson, Julia Palmer, John McArthur, November 25, 2019. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s second quarter fiscal 2020 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 4450206. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 4450206.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, software and support revenue (or TCV revenue), subscription revenue, software and support billings (or TCV billings), subscription billings, and professional services billings. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment of operating lease-related assets, amortization of debt discount and issuance costs, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Software and support revenue (or TCV revenue) and software and support billings (or TCV billings) are performance measures that we believe provide useful information to our management and investors as they allow us to better track the true growth of our software business by excluding the amounts attributable to the pass-through hardware sales that we use to deliver our solutions. Subscription revenue, subscription billings, and professional services billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively; subscription revenue, software and support revenue (or TCV revenue) and software and support billings (or TCV billings) are not substitutes for total revenue; and subscription and professional services billings are not a substitute for subscription and professional services revenue. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of Software and Support Revenue (TCV Revenue) to Software and Support Billings (TCV Billings),” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding our business plans, initiatives and objectives, our ability to execute such plans, initiatives and objectives in a timely manner, and the benefits and impact of such plans, initiatives and objectives, the benefits and capabilities of our platform, products, services and technology, our plans and expectations regarding new products, services, product features and technology that are under development or in process, our plans and timing for, and the success and impact of, our transition to a subscription-based revenue business model, the timing and potential impact of the coronavirus outbreak on business activities in the greater Asia Pacific and Japan region, and anticipated future financial results, including but not limited to our guidance on estimated software and support revenue (or TCV revenue), software and support billings (or TCV billings), non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share for various future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, initiatives and objectives; failure to develop, or unexpected difficulties or delays in developing, new products, services, product features or technology in a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new products, services, product features or technology; delays or unexpected accelerations in the transition to a subscription-based revenue business model; the rapid evolution of the markets in which we compete; the timing, breadth, and impact of the coronavirus outbreak on business activities in the greater Asia Pacific and Japan region; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2019, filed with the U.S. Securities and Exchange Commission, or the SEC, on December 5, 2019. Additional information will also be set forth in our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended January 31, 2020, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making computing invisible anywhere. Companies around the world use Nutanix software to leverage a single platform to manage any app at any location for their private, hybrid and multi-cloud environments. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2020 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	As of
	July 31,	January 31,
	2019	2020
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$396,678	$211,693
Short-term investments	512,156	607,307
Accounts receivable, net	245,475	247,323
Deferred commissions—current	46,238	59,603
Prepaid expenses and other current assets	74,665	65,708
Total current assets	1,275,212	1,191,634
Property and equipment, net	136,962	143,430
Operating lease right-of-use assets	—	135,680
Deferred commissions—non-current	107,474	129,531
Intangible assets, net	66,773	58,083
Goodwill	185,180	185,260
Other assets—non-current	14,441	19,698
Total assets	$1,786,042	$1,863,316

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$74,047	$76,542
Accrued compensation and benefits	99,804	119,889
Accrued expenses and other current liabilities	28,797	23,874
Deferred revenue—current	396,667	472,680
Operating lease liabilities—current	—	31,668
Total current liabilities	599,315	724,653
Deferred revenue—non-current	513,377	583,904
Operating lease liabilities—non-current	—	129,420
Convertible senior notes, net	458,910	474,308
Other liabilities—non-current	27,547	17,133
Total liabilities	1,599,149	1,929,418
Stockholders’ equity (deficit):
Common stock	5	5
Additional paid-in capital	1,835,528	2,028,928
Accumulated other comprehensive income	669	1,138
Accumulated deficit	(1,649,309)	(2,096,173)
Total stockholders’ equity (deficit)	186,893	(66,102)
Total liabilities and stockholders’ equity (deficit)	$1,786,042	$1,863,316

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands, except per share data)
Revenue:
Product	$236,932	$213,547	$461,278	$405,991
Support, entitlements and other services	98,428	133,220	187,365	255,544
Total revenue	335,360	346,767	648,643	661,535
Cost of revenue:
Product (1)(2)	45,966	20,676	85,227	41,909
Support, entitlements and other services (1)	40,016	54,547	74,861	105,515
Total cost of revenue	85,982	75,223	160,088	147,424
Gross profit	249,378	271,544	488,555	514,111
Operating expenses:
Sales and marketing (1)(2)	213,707	304,936	410,204	596,774
Research and development (1)	123,037	139,088	233,568	277,294
General and administrative (1)	28,788	34,579	56,127	67,439
Total operating expenses	365,532	478,603	699,899	941,507
Loss from operations	(116,154)	(207,059)	(211,344)	(427,396)
Other expense, net	(4,399)	(5,863)	(7,102)	(10,903)
Loss before provision for (benefit from) income taxes	(120,553)	(212,922)	(218,446)	(438,299)
Provision for (benefit from) income taxes	2,210	4,642	(1,418)	8,565
Net loss	$(122,763)	$(217,564)	$(217,028)	$(446,864)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.68)	$(1.13)	$(1.22)	$(2.34)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	179,445	192,727	177,428	191,199

____________________________
(1)	Includes the following stock-based compensation expense:
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands)
Product cost of revenue	$872	$1,458	$1,570	$2,570
Support, entitlements and other services cost of revenue	3,373	5,140	6,530	9,891
Sales and marketing	23,462	31,185	46,068	58,960
Research and development	34,679	36,459	65,688	74,022
General and administrative	10,179	11,373	18,634	21,598
Total stock-based compensation expense	$72,565	$85,615	$138,490	$167,041

(2) Includes the following amortization of intangible assets:

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands)
Product cost of sales	$3,692	$3,694	$6,860	$7,388
Sales and marketing	666	651	1,216	1,302
Total amortization of intangible assets	$4,358	$4,345	$8,076	$8,690

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	January 31,
	2019	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(217,028)	$(446,864)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,005	45,540
Stock-based compensation	138,490	167,041
Amortization of debt discount and debt issuance costs	14,415	15,398
Operating lease cost, net of accretion	—	14,539
Change in fair value of contingent consideration	(795)	—
Impairment of lease-related assets	—	3,002
Other	(1,121)	(236)
Changes in operating assets and liabilities:
Accounts receivable, net	13,579	(1,848)
Deferred commissions	(15,655)	(35,422)
Prepaid expenses and other assets	(16,495)	9,064
Accounts payable	7,554	(3,428)
Accrued compensation and benefits	1,062	20,085
Accrued expenses and other liabilities	(19,029)	974
Operating leases, net	—	(13,039)
Deferred revenue	148,332	146,540
Net cash provided by (used in) operating activities	88,314	(78,654)
Cash flows from investing activities:
Maturities of investments	297,596	299,380
Purchases of investments	(167,066)	(416,636)
Sales of investments	—	24,147
Purchases of property and equipment	(72,383)	(39,451)
Payments for acquisitions, net of cash and restricted cash acquired	(18,662)	—
Net cash provided by (used in) investing activities	39,485	(132,560)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	33,364	26,486
Payment of debt in conjunction with business combinations	(991)	—
Payment of issuance costs related to convertible senior notes	(75)	—
Net cash provided by financing activities	32,298	26,486
Net increase (decrease) in cash, cash equivalents and restricted cash	$160,097	$(184,728)
Cash, cash equivalents and restricted cash—beginning of period	307,098	399,520
Cash, cash equivalents and restricted cash—end of period	$467,195	$214,792
Restricted cash (1)	1,185	3,099
Cash and cash equivalents—end of period	$466,010	$211,693
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$24,023	$11,195
Supplemental disclosures of non-cash investing and financing information:
Issuance of common stock for acquisitions	$102,978	$—
Purchases of property and equipment included in accounts payable and accrued liabilities	$9,026	$13,997
Vesting of early exercised stock options	$120	$—

____________________________
(1)	Included within other assets—non-current in the condensed consolidated balance sheets.
Reconciliation of Revenue to Billings
(Unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands)
Total revenue	$335,360	$346,767	$648,643	$661,535
Change in deferred revenue, net of acquisitions (1)	78,059	81,310	148,332	146,540
Total billings	$413,419	$428,077	$796,975	$808,075

____________________________
(1)	Amount for the six months ended January 31, 2019 excludes approximately $0.3 million of deferred revenue assumed in an acquisition.
Disaggregation of Revenue and Billings
(Unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands)
Disaggregation of Revenue:
Subscription	$157,356	$266,544	$284,332	$484,440
Non-portable software	131,621	59,131	278,191	136,702
Hardware	37,919	8,542	70,466	18,266
Professional services	8,464	12,550	15,654	22,127
Total revenue	$335,360	$346,767	$648,643	$661,535

Disaggregation of Billings:
Subscription	$233,616	$339,142	$428,380	$614,680
Non-portable software	131,621	59,131	278,191	136,702
Hardware	37,919	8,542	70,466	18,266
Professional services	10,263	21,262	19,938	38,427
Total billings	$413,419	$428,077	$796,975	$808,075

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings
(Unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands)
Subscription revenue	$157,356	$266,544	$284,332	$484,440
Change in subscription deferred revenue, net of acquisitions (1)	76,260	72,598	144,048	130,240
Subscription billings	$233,616	$339,142	$428,380	$614,680

Professional services revenue	$8,464	$12,550	$15,654	$22,127
Change in professional services deferred revenue	1,799	8,712	4,284	16,300
Professional services billings	$10,263	$21,262	$19,938	$38,427
____________________________
(1)	Amount for the six months ended January 31, 2019 excludes approximately $0.3 million of deferred revenue assumed in an acquisition.

Reconciliation of Software and Support Revenue (TCV Revenue) to Software and Support Billings (TCV Billings)
(Unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands)
Software revenue	$199,013	$205,005	$390,812	$387,725
Hardware revenue	37,919	8,542	70,466	18,266
Product revenue	236,932	213,547	461,278	405,991
Support, entitlements and other services revenue	98,428	133,220	187,365	255,544
Total revenue	$335,360	$346,767	$648,643	$661,535

Software and support revenue (TCV revenue) (2)	$297,441	$338,225	$578,177	$643,269
Change in software and support deferred revenue (TCV deferred revenue), net of acquisitions (1)	78,059	81,310	148,332	146,540
Software and support billings (TCV billings) (2)	$375,500	$419,535	$726,509	$789,809
____________________________
(1)	Amount for the six months ended January 31, 2019 excludes approximately $0.3 million of deferred revenue assumed in an acquisition.
(2)	Software and support revenue and billings (TCV revenue and billings) include software and support, entitlements and other services revenue and billings.

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)
	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended January 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended January 31, 2020
	(in thousands, except percentages and per share data)
Gross profit	$271,544	$6,598	$3,694	$537	$—	$—	$—	$282,373
Gross margin	78.3%	1.8%	1.1%	0.2%	—	—	—	81.4%
Operating expenses:
Sales and marketing	304,936	(31,185)	(651)	—	—	—	—	273,100
Research and development	139,088	(36,459)	—	(2,465)	—	—	—	100,164
General and administrative	34,579	(11,373)	—	—	(154)	—	—	23,052
Total operating expenses	478,603	(79,017)	(651)	(2,465)	(154)	—	—	396,316
Loss from operations	(207,059)	85,615	4,345	3,002	154	—	—	(113,943)
Net loss	$(217,564)	$85,615	$4,345	$3,002	$154	$7,763	$405	$(116,280)
Weighted shares outstanding, basic and diluted	192,727							192,727
Net loss per share, basic and diluted	$(1.13)	$0.44	$0.03	$0.02	$—	$0.04	$—	$(0.60)
____________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Six Months Ended January 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Six Months Ended January 31, 2020
	(in thousands, except percentages and per share data)
Gross profit	$514,111	$12,461	$7,388	$537	$—	$—	$—	$534,497
Gross margin	77.7%	1.9%	1.1%	0.1%	—	—	—	80.8%
Operating expenses:
Sales and marketing	596,774	(58,960)	(1,302)	—	—	—	—	536,512
Research and development	277,294	(74,022)	—	(2,465)	—	—	—	200,807
General and administrative	67,439	(21,598)	—	—	(507)	—	—	45,334
Total operating expenses	941,507	(154,580)	(1,302)	(2,465)	(507)	—	—	782,653
Loss from operations	(427,396)	167,041	8,690	3,002	507	—	—	(248,156)
Net loss	$(446,864)	$167,041	$8,690	$3,002	$507	$15,398	$618	$(251,608)
Weighted shares outstanding, basic and diluted	191,199							191,199
Net loss per share, basic and diluted	$(2.34)	$0.87	$0.05	$0.02	$—	$0.08	$—	$(1.32)
____________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended January 31, 2019	(1)	(2)	(3)	(4)	(5)	Three Months Ended January 31, 2019
	(in thousands, except percentages and per share data)
Gross profit	$249,378	$4,245	$3,692	$163	$—	$—	$257,478
Gross margin	74.4%	1.3%	1.1%	—	—	—	76.8%
Operating expenses:
Sales and marketing	213,707	(23,462)	(666)	—	—	—	189,579
Research and development	123,037	(34,679)	—	—	—	—	88,358
General and administrative	28,788	(10,179)	—	(44)	—	—	18,565
Total operating expenses	365,532	(68,320)	(666)	(44)	—	—	296,502
Loss from operations	(116,154)	72,565	4,358	207	—	—	(39,024)
Net loss	$(122,763)	$72,565	$4,358	$207	$7,267	$(2,044)	$(40,410)
Weighted shares outstanding, basic and diluted	179,445						179,445
Net loss per share, basic and diluted	$(0.68)	$0.40	$0.02	$—	$0.04	$(0.01)	$(0.23)
____________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and debt issuance costs
(5)	Tax effect of a change in law

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Six Months Ended January 31, 2019	(1)	(2)	(3)	(4)	(5)	Six Months Ended January 31, 2019
	(in thousands, except share and per share data)
Gross profit	$488,555	$8,100	$6,860	$163	$—	$—	$503,678
Gross margin	75.3%	1.3%	1.1%	—	—	—	77.7%
Operating expenses:
Sales and marketing	410,204	(46,068)	(1,216)	—	—	—	362,920
Research and development	233,568	(65,688)	—	—	—	—	167,880
General and administrative	56,127	(18,634)	—	274	—	—	37,767
Total operating expenses	699,899	(130,390)	(1,216)	274	—	—	568,567
Loss from operations	(211,344)	138,490	8,076	(111)	—	—	(64,889)
Net loss	$(217,028)	$138,490	$8,076	$(111)	$14,415	$(7,904)	$(64,062)
Weighted shares outstanding, basic and diluted	177,428						177,428
Net loss per share, basic and diluted	$(1.22)	$0.78	$0.05	$—	$0.08	$(0.05)	$(0.36)
____________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and issuance costs
(5)	Partial release of valuation allowance from acquisition and tax effect of a change in law

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2019	2020	2019	2020
	(in thousands)
Net cash provided by (used in) operating activities	$38,490	$(52,491)	$88,314	$(78,654)
Purchases of property and equipment	(42,551)	(21,248)	(72,383)	(39,451)
Free cash flow	$(4,061)	$(73,739)	$15,931	$(118,105)

Contacts

Investor Contact:
Tonya Chin
408-560-2675
tonya@nutanix.com

Media Contact:
Jennifer Massaro
408-309-6886
jennifer.massaro@nutanix.com